Execution Copy
AMENDMENT NO. 3 TO SERIES 2008-CP-1 SUPPLEMENT
     This Amendment No. 3 to Series 2008-CP-1 Supplement (this “Amendment”) is entered into as of July 15, 2009 by and between Textron Financial Floorplan Master Note Trust (the “Issuer”) and The Bank of New York Mellon (f/k/a The Bank of New York), as Indenture Trustee (as indenture trustee and not in its individual capacity, the “Indenture Trustee”).
RECITALS
     A. The Issuer and the Indenture Trustee are parties to that certain Amended and Restated Indenture dated as of May 26, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).
     B. The Issuer, Textron Financial Corporation, as Servicer, and the Indenture Trustee are parties to that certain Series 2008-CP-1 Supplement, dated as of March 20, 2008, to the Indenture (as amended, restated, supplemented or otherwise modified from time to time, the “Series Supplement”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Series Supplement or the Agreement (as defined in the Series Supplement).
     C. The Issuer and the Indenture Trustee desire to amend the Series Supplement on the terms and conditions set forth below.
     Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
     1. Amendment to Series Supplement. Pursuant to Section 9.1(b) of the Indenture, the Series Supplement is hereby amended, effective as of July 15, 2009, as follows:
     (a) Clause (c) of the definition of “Class A Interest Rate” contained in Section 1.01 of the Series Supplement is hereby deleted in its entirety, and the following substituted therefor:
     (c) at all times following the occurrence of an Early Amortization Event (other than an event described in Section 6.01(a)(iii)), the CP Rate plus .725% per annum and at all times following the occurrence of an Early Amortization Event described in Section 6.01(a)(iii), the Base Rate plus 1% per annum.
     (b) The definition of “Required Subordination Percentage” contained in Section 1.01 of the Series Supplement is hereby amended to delete the percentage “10.50%” appearing therein and substitute “16.7%” therefor.
     (c) The definition of “Series 2008-CP-1 Stated Maturity Date” contained in Section 1.01 of the Series Supplement is hereby amended to delete the phrase “3rd calendar month” appearing therein and substitute the phrase “4th calendar month” therefor.

     (d) Section 2.02(b) of the Series Supplement is hereby amended to (i) delete the amount “$500,000,000” appearing therein and substitute $450,000,000” therefor and (ii) delete the amount “$58,660,000” appearing therein and substitute “$90,216,100” therefor.
     (e) Exhibit A of the Series Supplement is hereby amended and restated in its entirety in the form of Exhibit A attached hereto.
     (f) Exhibit B of the Series Supplement is hereby amended and restated in its entirety in the form of Exhibit B attached hereto.
     2. References to Series Supplement. Upon the effectiveness of this Amendment, each reference in the Series Supplement to “this Series Supplement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Series Supplement as amended hereby, and each reference to the Series Supplement in any other document, instrument or agreement executed and/or delivered in connection with the Series Supplement shall mean and be a reference to the Series Supplement as amended hereby.
     3. Confirmation of Series Supplement. Except as herein expressly amended, the Series Supplement is hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.
     4. Effectiveness. This Amendment shall become effective as of July 15, 2009 upon execution and delivery hereof by the Issuer and the Indenture Trustee and the following:
     (a) receipt by the Issuer and the Indenture Trustee of the consent to this Amendment from the Control Investors and the Agent;
     (b) receipt by the Indenture Trustee of (i) an Issuer Order directing the Indenture Trustee to execute and deliver this Amendment, (ii) an Officer’s Certificate stating that this Amendment does not adversely affect in any material respect the interests of any Interestholder and that all conditions precedent set forth in this Amendment have been satisfied and (iii) an Opinion of Counsel stating that this Amendment does not adversely affect in any material respect the interests of any Interestholder; and
     (c) on or before July 15, 2009, the Seller shall have made a deposit into the Reserve Account in an amount sufficient to cause the amount on deposit therein to equal the Required Reserve Account Amount after giving effect to this Amendment.
     5. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Issuer represents and warrants to the Indenture Trustee that, after giving effect to this Amendment, (a) all of its representations and warranties set forth in the Basic Documents to which it is a party are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date) and (b) no Event of Default or Early Amortization Event has occurred and is continuing.

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     6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     7. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party to the Series Supplement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
     8. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     10. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     11. Limitation of Liability of Owner Trustee. This Amendment has been executed by U.S. Bank Trust National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, and in no event shall U.S. Bank Trust National Association in its individual capacity have any liability for the representations, warranties, agreements or obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Amendment, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.
[signature page follows]

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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST, as Issuer
By:	U.S. Bank Trust National Association, not
in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By:	/s/ Jack Ellerin
	Name:	Jack Ellerin
	Title:	Vice President

THE BANK OF NEW YORK MELLON (f/k/a The Bank of New York), not in its individual capacity but solely as Indenture Trustee
By:	/s/ Jacqueline Kuhn
	Name:	Jacqueline Kuhn
	Title:	Assistant Treasurer

Amendment No. 3 to Series 2008-CP-1 Supplement

Acknowledged and Consented to this
___ day of July, 2009:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as the Managing Agent of the BTMU Ownership Group, as the Class A Noteholder
By:	/s/ Aditya Reddy
Name: Aditya Reddy
Title: Vice President & Manager

Amendment No. 3 to Series 2008-CP-1 Supplement

EXHIBIT A
FORM OF CLASS A NOTE
CLASS A NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A WHO IS PURCHASING THE NOTES FOR HIS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR (B) TO AN ACCREDITED INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER (SUBJECT IN THE CASE OF CLAUSE (B) TO RECEIPT BY THE INDENTURE TRUSTEE OF SUCH CERTIFICATES AND OTHER DOCUMENTS AS ARE REQUIRED UNDER THE INDENTURE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.
Amendment No. 3 to Series 2008-CP-1 Supplement

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST
CLASS A FLOATING RATE FLOORPLAN RECEIVABLES SECURED NOTE,
SERIES 2008-CP-1

Note A-1	The Amount Set Forth on Schedule 1 as the “Current Maximum Principal Amount”
          TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST, a Delaware statutory trust, (the “Issuer”) for value received, hereby promises to pay to The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the Managing Agent for the BTMU Ownership Group, or registered assigns, upon presentation and surrender to this Note (except as otherwise permitted by the Indenture referred to below), the principal sum equal to the Maximum Principal Amount (or such lesser amount as shall equal the aggregate outstanding principal under this Note) on the Series 2008-CP-1 Stated Maturity Date except as provided in the Indenture referred to herein.
          This Note is one of a duly authorized issue of Class A Floating Rate Floorplan Receivables Secured Note, Series 2008-CP-1 (the “Class A Notes”) issued and to be issued under the Amended and Restated Indenture, dated as of May 26, 2005 (as supplemented by the Series 2008-CP-1 Supplement dated as of March 20, 2008 (as such Series 2008-CP-1 Supplement may be amended, restated, supplemented or otherwise modified from time to time, the “Supplement”) and as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”) among the Issuer and The Bank of New York Mellon (f/k/a The Bank of New York), a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Indenture Trustee and the Holders of the Class A Notes and the terms upon which the Class A Notes are, and are to be, authenticated and delivered. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture or the Supplement or the Class A Note Purchase Agreement as the case may be.
          The Issuer promises to pay interest, if any, at the Class A Interest Rate from time to time, on the thirteenth calendar day of each month, or, if such day is not a Business Day, on the next succeeding Business Day, commencing April 14, 2008 (each, a “Payment Date”) in each case on the outstanding principal balance hereunder until such outstanding principal balance is paid or until the Termination Date as provided in the Supplement. To the extent lawful and enforceable, interest on any Class A Interest Shortfall shall accrue hereon to the extent provided in the Supplement. The interest and other amounts so payable, and punctually paid, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the last day of the Collection Period preceding such Payment Date.

          The principal of this Note shall be payable on each Payment Date on which funds are permitted or required to be used for such purpose in accordance with the Supplement and the Indenture. The principal of this Note shall be due and payable no later than the Series 2008-CP-1 Stated Maturity Date, unless previously repaid prior thereto as described in the Indenture.
          The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer as provided in the Indenture. The payments of principal of, and interest and other amounts with respect to, this Note are subject to the priority of payments as provided in the Indenture and Supplement.
          Unless the certificate of authentication hereon has been executed by the Indenture Trustee by the manual signature of one of its Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
          If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.
          Title to Notes shall pass solely by registration in the Register kept by the Registrar, which for the Class A Notes initially shall be the Indenture Trustee.
          No service charge shall be made for any registration of transfer or exchange of this Note, but the Indenture Trustee or any Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the Indenture Trustee) connected therewith.
          The Issuer has structured the Indenture and the Class A Notes with the intention that the Class A Notes will qualify under applicable tax law as indebtedness, and the Issuer, the Residual Interestholder, the Servicer and each Holder of a Class A Note or holder of any interest in a Class A Note by acceptance of its Class A Note (or interest therein), agrees to treat and to take no action inconsistent with the treatment of the Class A Notes (or interest therein) for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measure by income, as indebtedness. Each Holder of a Class A Note agrees that it will cause any holder of an interest therein acquiring such interest through it to comply with the Indenture as to treatment as indebtedness for certain tax purposes.
          For the avoidance of doubt, this Note has been countersigned by U.S. Bank Trust National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall U.S. Bank Trust National Association in its individual capacity have any liability with respect to the obligations hereunder as to all of which recourse shall be had solely to the assets of the Issuer as provided in the Indenture.
          AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

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     IN WITNESS WHEREOF, the Issuer has caused this Class A Floating Rate Floorplan Receivables Secured Note, Series 2008-CP-1, to be signed, manually or in facsimile, by its Authorized Officer.
Dated: July ____, 2009

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST, as the Issuer
By:	U.S. Bank Trust National Association, not
in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

     INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Dated: July ____, 2009

THE BANK OF NEW YORK MELLON (f/k/a The Bank of New York), not in its individual capacity but solely as Indenture Trustee
By:
Name:
Title:

Schedule 1
INCREMENTAL FUNDINGS AND REPAYMENTS

Amount of
Incremental	Principal	Outstanding	Current Maximum
Funding	Amount Repaid	Principal Balance	Principal Amount

$450,000,000

EXHIBIT B
FORM OF CLASS B NOTE
CLASS B NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A WHO IS PURCHASING THE NOTES FOR HIS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR (B) TO AN ACCREDITED INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER (SUBJECT IN THE CASE OF CLAUSE (B) TO RECEIPT BY THE INDENTURE TRUSTEE OF SUCH CERTIFICATES AND OTHER DOCUMENTS AS ARE REQUIRED UNDER THE INDENTURE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST
CLASS B FLOATING RATE FLOORPLAN RECEIVABLES SECURED NOTE,
SERIES 2008-CP-1

Note B-1	The Amount Set Forth on Schedule 1 as the
“Current Maximum Principal Amount”
     TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST, a Delaware statutory trust, (the “Issuer”) for value received, hereby promises to pay to TEXTRON RECEIVABLES CORPORATION III, or its registered assigns, upon presentation and surrender to this Note (except as otherwise permitted by the Indenture referred to below), the principal sum equal to the Maximum Principal Amount (or such lesser amount as shall equal the aggregate outstanding principal under this Note) on the Series 2008-CP-1 Stated Maturity Date except as provided in the Indenture referred to herein.
          This Note is one of a duly authorized issue of Class B Floating Rate Floorplan Receivables Secured Note, Series 2008-CP-1 (the “Class B Notes”) issued and to be issued under the Amended and Restated Indenture, dated as of May 26, 2005 (as supplemented by the Series 2008-CP-1 Supplement dated as of March 20, 2008 (as such Series 2008-CP-1 Supplement may be amended, restated, supplemented or otherwise modified from time to time, the “Supplement”) and as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”) among the Issuer and The Bank of New York Mellon (f/k/a The Bank of New York), a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Indenture Trustee and the Holders of the Class B Notes and the terms upon which the Class B Notes are, and are to be, authenticated and delivered. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture or the Supplement or the Class B Note Purchase Agreement as the case may be.
          The Issuer promises to pay interest, if any, at the Class B Interest Rate from time to time, on the thirteenth calendar day of each month, or, if such day is not a Business Day, on the next succeeding Business Day, commencing April 14, 2008 (each, a “Payment Date”) in each case on the outstanding principal balance hereunder until such outstanding principal balance is paid or until the Termination Date as provided in the Supplement. To the extent lawful and enforceable, interest on any Class B Interest Shortfall shall accrue hereon to the extent provided in the Supplement. The interest and other amounts so payable, and punctually paid, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the last day of the Collection Period preceding such Payment Date.

          The principal of this Note shall be payable on each Payment Date on which funds are permitted or required to be used for such purpose in accordance with the Supplement and the Indenture. The principal of this Note shall be due and payable no later than the Series 2008-CP-1 Stated Maturity Date, unless previously repaid prior thereto as described in the Indenture.
          The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer as provided in the Indenture. The payments of principal of, and interest and other amounts with respect to, this Note are subject to the priority of payments as provided in the Indenture and Supplement.
          Unless the certificate of authentication hereon has been executed by the Indenture Trustee by the manual signature of one of its Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
          If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.
          Title to Notes shall pass solely by registration in the Register kept by the Registrar, which for the Class B Notes initially shall be the Indenture Trustee.
          No service charge shall be made for any registration of transfer or exchange of this Note, but the Indenture Trustee or any Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the Indenture Trustee) connected therewith.
          Neither this Class B Note nor any interest herein may be sold, pledged, participated, transferred, disposed of or otherwise alienated (each, a “Transfer”), and the Registrar will not recognize any Transfer or purported Transfer of this Class B Note, unless prior to such Transfer or purported Transfer the Indenture Trustee and the Registrar have received an Opinion of Counsel to the effect that, for federal income tax purposes, such Transfer will not cause the Issuer to be characterized as an association or publicly traded partnership taxable as a corporation. Any Transfer or purported Transfer of this Class B Note in violation of the preceding sentence shall be void ab initio and of no effect.
          For the avoidance of doubt, this Note has been countersigned by U.S. Bank Trust National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall U.S. Bank Trust National Association in its individual capacity have any liability with respect to the obligations hereunder as to all of which recourse shall be had solely to the assets of the Issuer as provided in the Indenture.
          AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

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     IN WITNESS WHEREOF, the Issuer has caused this Class B Floating Rate Floorplan Receivables Secured Note, Series 2008-CP-1, to be signed, manually or in facsimile, by its Authorized Officer.
Dated: July ____, 2009

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST, as the Issuer
By:	U.S. Bank Trust National Association, not
in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

     INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Dated: July ____, 2009

THE BANK OF NEW YORK MELLON (f/k/a The Bank of New York), not in its individual capacity but solely as Indenture Trustee
By:
Name:
Title:

Schedule 1
INCREMENTAL FUNDINGS AND REPAYMENTS

Amount of
Incremental	Principal	Outstanding	Current Maximum
Funding	Amount Repaid	Principal Balance	Principal Amount

$90,216,100